SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : December 23, 2000

                          Commission File No. 33-3276-D


                             CHINA CONTINENTAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Utah                                              87-0431063
-------------------------------                 --------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


        2407 China Resources Building, 26 Harbour Road Wanchai, Hong Kong
         ---------------------------------------------------------------
                    (Address of principal executive offices)


                                 (852) 2802-8988
                             -------------------------
                             (Issuer telephone number)

Item 1.     Changes in Control of Registrant

      As a result of the acquisition of Famous Goal International Limited, the effective control of China Continental, Inc. is now with Mr. Tsang Yiu Chung and entities beneficially controlled by him.

Item 2.     Acquisition or Disposition of Assets

      On December 23, 2000, China Continental, Inc. (the "Registrant") acquired all of the issued and outstanding shares of Famous Goal International Limited ("FGIL") in exchange for the Registrant's 30% interest in Megaway Development Limited, a payment of US$6,000,000 and the issuance of 131,000,000 shares of the Registrant. FGIL owns and controls two water resources located in Wulagai Development District in the northwest of Xi Lin Gol Meng in Inner Mongolia Autonomous Region, the People's Republic of China. The Registrant hopes to develop and operate these water resouces and bottle water for distribution throughout the People's Republic of China.

Item 7.     Financial Statements and Exhibits

      (a)   Financial Statements of business acquired (to be furnished)

      (b)   Proforma Financial Information (to be furnished)

      (c)   Exhibits

          2.1 Acquisition Agreement by and between China Continental, Inc. and the shareholder of Famous Goal International Limited


                                   Signatures

       Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                                        CHINA CONTINENTAL, INC.

     February 3, 2001                                   /s/ Jia Ji Shang
                                                        ----------------------
                                                        Jia Ji Shang
                                                        Chairman

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